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March 1, 2018
By E-Mail and FedEx
Blue Lion Opportunity Master Fund, L.P.
8115 Preston Road
Suite 550
Dallas, Texas 75225-6307

Re:	Notice of Shareholder Proposals and Nominations for the 2018 Annual Meeting of Shareholders of HomeStreet, Inc.
Ladies and Gentlemen:
On behalf of our client, HomeStreet, Inc., a Washington corporation (the “Company”), I am writing in response to the letter from Blue Lion Opportunity Master Fund, L.P. (the “Shareholder”), dated Friday, February 23, 2018 (the “Notice Letter”), which was delivered to the Secretary of the Company at 3:34 p.m. Pacific Time on that date. The Notice Letter, which makes reference to the Company’s Amended and Restated Bylaws (the “Bylaws”), states that the Shareholder intends to propose three proposals and nominate two candidates for election as directors at the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”). Capitalized terms used but not defined in this letter shall have the meanings given to such terms in the Bylaws.
The Notice Letter requests that the Company notify the Shareholder if the Company determines the Notice Letter is incomplete or otherwise deficient in any respect. This letter is a response to that request. The Company reserves all rights with respect to the Notice Letter and the failure of the Notice Letter to comply with applicable requirements.
For the protection of the Company and its shareholders, the Bylaws include an “advance notice provision.” The advance notice provision — set out in Section 1.13 of the Bylaws — requires that specified information be provided concerning (1) any shareholder submitting a proposal or making a nomination under the Bylaws and (2) any candidates being nominated to serve as directors of the Company.
Section 1.13(e) of the Bylaws provides that “[o]nly those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors” of the Company and that “[o]nly such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.” Section 1.13(b) of the Bylaws specifies the information that must be included in a Noticing Shareholder’s notice for the notice to be in proper form. Section 1.14 of the Bylaws addresses the questionnaire, representation and agreement that must be provided by persons for such persons to be eligible to be a Holder’s nominee for election as a director.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Blue Lion Opportunity Master Fund, L.P.
March 1, 2018

Please be advised that the Notice Letter does not constitute valid notice of nominations or proposals for the 2018 Annual Meeting because the Notice Letter fails to satisfy the requirements set forth in the Bylaws in numerous ways, including (but not limited to) the following:

1.
Section 1.13(b)(i)(B) of the Bylaws requires a Noticing Shareholder to state the number of shares of the Company that are, directly or indirectly, beneficially owned by the Noticing Shareholder. The Notice Letter stated the number of shares beneficially owned by the Blue Lion Parties (defined in the Notice Letter as Roaring Blue Lion Capital Management, L.P. and Charles W. Griege, Jr.) but failed to specify the number of shares beneficially owned by the Shareholder. The Company cannot ascertain from the Notice Letter how many shares are, directly or indirectly, beneficially owned by the Shareholder.

2.
Section 1.13(b)(i)(J) of the Bylaws requires a Noticing Shareholder to provide “any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder.” Section 1.13(b)(iii)(C) of the Bylaws contains a similar requirement. The Notice Letter failed to provide all of the information required by the following Items in Exchange Act Rule 14a-101:

a.	Item 4(b)(1): The Shareholder failed to describe the methods employed and to be employed to solicit security holders;

b.
Item 4(b)(2): If regular employees of the Holder or any other participant in a solicitation have been or are to be employed to solicit security holders, the Shareholder failed to describe the class or classes of employees to be so employed, and the manner and nature of their employment for such purpose;

c.
Item 4(b)(3): If specially engaged employees, representatives or other persons have been or are to be employed to solicit security holders, the Shareholder failed to state (i) the material features of any contract or arrangement for such solicitation and the identity of the parties, (ii) the cost or anticipated cost thereof and (iii) the approximate number of such employees or employees of any other person (naming such other person) who will solicit security holders;

d.
Item 4(b)(4): The Shareholder failed to state the total amount estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of security holders;

e.
Item 4(b)(5): Since the cost of the solicitation is to be borne initially by a person other than the Company, the Shareholder failed to state whether reimbursement will be sought from the Company, and, if so, whether the question of such reimbursement will be submitted to a vote of security holders;

f.
Item 5(b)(1)(v): The Shareholder failed to state the amount of each class of securities of the Company which each participant, including the Blue Lion Parties (as defined in the Notice Letter), owns of record but not beneficially;

g.
Item 5(b)(1)(vii): The Shareholder failed to state and indicate, with regard to each participant, the amount of indebtedness as of the latest practicable date if any part of the purchase price or market value of any of the securities of the Company purchased or sold within the past two years is represented by funds borrowed;

h.	Item 5(b)(1)(viii): The Shareholder failed to state whether or not any of the participants is, or was within the past year, a party to any contract, arrangements or understandings

Blue Lion Opportunity Master Fund, L.P.
March 1, 2018

with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies (and if there were any such contracts, arrangements or understandings, the Shareholder failed to name the parties to such contracts, arrangements or understandings and give the details thereof);

i.
Item 5(b)(1)(ix): The Shareholder failed to state the amount of securities of the Company owned beneficially, directly or indirectly, by each of the participant’s associates and the name and address of each such associate;

j.	Item 5(b)(1)(x): The Shareholder failed to state the amount of each class of securities of any parent or subsidiary of the Company which each participant owns beneficially, directly or indirectly;

k.	Item 5(b)(1)(xi): The Shareholder failed to furnish for all associates of each participant the information required by Item 404(a) of Regulation S-K;

l.
Item 5(b)(2): The Shareholder failed to describe any substantial interest, direct or indirect, by security holdings or otherwise, that any person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has in any matter to be acted upon at the meeting;

m.
Item 6(d): To the extent known by the persons on whose behalf the solicitation is made, the Shareholder failed to furnish security ownership of certain beneficial owners substantially in the tabular form indicated in Item 403(a) of Regulation S-K;

n.
Item 6(d): To the extent known by the persons on whose behalf the solicitation is made, the Shareholder failed to describe any arrangements, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company; and

o.
Item 7(b): In the description of the business experience during the past five years of each director nominee, the Shareholder failed to describe the name and principal business of the corporation or other organization in which his occupations and employment were carried on.

3.
Section 1.13(b)(ii)(B) of the Bylaws requires a Noticing Shareholder to provide “a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.” The Notice Letter states that the Blue Lion Parties will bear the cost of the intended solicitation, but it failed to provide a description of any other agreements, arrangements or understandings between the Shareholder, the Shareholder’s nominees and the Blue Lion Parties. While there may be an agreement or understanding among the Blue Lion Parties and the Shareholder, at a minimum, with respect to voting on the Shareholder’s proposals and nominees, the Notice Letter is silent as to such matters. As defined in the Notice Letter, “Blue Lion Parties” includes only Roaring Blue Lion Capital Management, L.P. and Mr. Griege, not the Shareholder or Roaring Blue Lion, LLC.

4.
Section 1.13(b)(iv) of the Bylaws requires a Noticing Shareholder to provide “a representation that the Noticing Shareholder intends to vote or cause to be voted such stock at the meeting.” The Shareholder failed to provide such representation.

5.	With respect to each nominee for election to the Board, Section 1.13(b)(v) of the Bylaws requires a Noticing Shareholder to include with its notice a completed and signed questionnaire required by

Blue Lion Opportunity Master Fund, L.P.
March 1, 2018

Section 1.14 of the Bylaws (each, a “Questionnaire”). The Questionnaire submitted by the Shareholder for Ronald K. Tanemura failed to include certain responses, including the following:

a.
Question 2(d) (Directorships and Committee Memberships): Mr. Tanemura failed to indicate whether each of the companies in which he serves as a director is registered under Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or is registered as an investment company under the Investment Company Act of 1940, as amended.

6.	The Questionnaire submitted by the Shareholder for Paul Miller Jr. also failed to include certain responses, including the following:

a.	Question 2(b) (Company Arrangement): While Mr. Miller checked the box “yes,” there is no explanation or disclosure of what kind of arrangement or understanding exists;

b.	Question 5(n) (Ownership of Derivatives): Mr. Miller failed to provide a response;

c.	Question 7(c)(10) (Literacy in Financial Statements and Certifications): Mr. Miller failed to provide a response;

d.	Question 7(d)(1) (Compensation Committee, Independence, Interlocks and Insider Participation): Mr. Miller failed to provide a response;

e.	Question 7(d)(2) (Sources of Compensation): Mr. Miller failed to provide a response;

f.	Question 8(a)-(c), (f) (Related Transactions): Mr. Miller failed to provide a response;

g.	Question 9 (Extensions of Credit Supported by the Company): Mr. Miller failed to provide a response;

h.	Question 10(b) (Indebtedness): Mr. Miller failed to provide a response;

i.	Question 10(d) (Related Interests): Mr. Miller failed to provide a response; and

j.	Question 11(a)-(d) (Certain Payments): Mr. Miller failed to provide a response.

7.
In addition to the above, the Company notes that the Notice Letter includes a number of statements to the effect that the Shareholder, the Blue Lion Parties and/or the Nominees (as defined in the Notice Letter) do not have anything to disclose with respect to various requirements (e.g., “The Shareholder has no material interest in the Proposals or the election of the Nominees other than in the Shareholder’s capacity as a shareholder of the Company.”; “The Blue Lion Parties have no material interest in the Proposals or the election of the Nominees other than in their capacity as investment manager to the Advisory Clients and as beneficial holders of the Shares.”; “The Nominees have not had any transactions in securities of the Company.”). However, the Notice Letter does not include similar statements concerning various Bylaw requirements. For example:

a.
There is no statement, pursuant to Section 1.13(b)(i)(G) of the Bylaws, regarding “any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;”

b.
There is no statement, pursuant to Section 1.13(b)(i)(H) of the Bylaws, regarding “any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any;” and

c.	There is no “description,” pursuant to Section 1.13(b)(iii)(D) of the Bylaws, “of all direct and indirect compensation and other material monetary agreements, arrangements, and

Blue Lion Opportunity Master Fund, L.P.
March 1, 2018

understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand.”1

Although the Notice Letter states that “the absence of an acknowledgement of any particular requirement should not be understood by the Company to mean that [the Notice Letter] is incomplete,” failing to disclose, either in the affirmative or the negative, fails to satisfy such requirements set forth in the Bylaws.
* * * * *
As set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 24, 2017, the deadline under the Bylaws for delivering notice of intention to make a proposal or nominate candidates for election as directors at the 2018 Annual Meeting was Saturday, February 24, 2018. The Notice Letter, which was delivered in the afternoon of February 23, 2018, failed to satisfy the Bylaw requirements by February 24, 2018. Accordingly, the deadline for a timely and proper notice of intention to make a proposal or nominate candidates for election as directors at the 2018 Annual Meeting has passed. Therefore, the Shareholder does not have the right to (1) bring any proposals before the 2018 Annual Meeting or (2) nominate any candidates for election to the Board at the 2018 Annual Meeting.
This letter is being sent on behalf of the Company while expressly reserving, and without waiving, any and all rights and defenses that the Company may have with respect to this matter. In particular, this letter should not be construed as confirmation that the Notice Letter otherwise complies with the Bylaws and applicable law.
Should you have questions regarding any of the foregoing, please contact Beth Peev at (312) 853-7443 or me at (212) 839-8874.
Very truly yours,

/s/ Kai Haakon E. Liekefett

Kai Haakon E. Liekefett

1 The Company notes that, while the Shareholder disclosed that the Blue Lion Parties will reimburse the proposed nominees for expenses incurred in connection with the solicitation of proxies and will bear the cost of the intended solicitation, the Notice Letter was silent as to any indemnification, insurance or other agreements, arrangements or understandings between each of the proposed nominees, on the one hand, and the Shareholder or any affiliate or associate thereof, on the other hand.